Exhibit 99.1

News Release
RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 FINANCIAL RESULTS

•Delivered strong Q4 results with revenue and earnings at the high end of guidance
•Generated $54.8 million in cash from operations in Q4
•Produced quarterly product revenue of $53.7 million driven by memory interface chips
•Launched industry’s first Gen4 DDR5 RCD for server memory modules

SAN JOSE, Calif. - February 5, 2024 - Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the fourth quarter ended December 31, 2023. GAAP revenue for the fourth quarter was $122.2 million; licensing billings were $66.2 million, product revenue was $53.7 million, and contract and other revenue was $16.1 million. The Company also generated $54.8 million in cash provided by operating activities in the fourth quarter.

“Through continued product leadership and outstanding execution on our strategy, we delivered a strong fourth quarter and full-year results that outpaced the overall semiconductor market,” said Luc Seraphin, chief executive officer of Rambus. “With our focus on high-performance solutions for the data center and AI, we are well positioned to drive the long-term profitable growth of the company and consistently return value to our stockholders.”

Quarterly Financial Review - GAAP	Three Months Ended December 31,
(In millions, except for percentages and per share amounts)	2023	2022
Revenue
Product revenue	$53.7	$67.2
Royalties	52.4	31.4
Contract and other revenue	16.1	23.8
Total revenue	122.2	122.4
Cost of product revenue	19.9	28.2
Cost of contract and other revenue	1.1	1.6
Amortization of acquired intangible assets (included in total cost of revenue)	3.1	3.6
Total operating expenses (1)	63.0	72.8
Operating income	$35.1	$16.2
Operating margin	29%	13%
Net income	$58.5	$15.9
Diluted net income per share	$0.53	$0.14

Net cash provided by operating activities	$54.8	$51.3
____________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.2 million and $0.4 million for the three months ended December 31, 2023 and 2022, respectively.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended December 31,
(In millions)	2023	2022
Licensing billings (operational metric) (2)	$66.2	$64.3
Product revenue (GAAP)	$53.7	$67.2
Contract and other revenue (GAAP)	$16.1	$23.8
Non-GAAP cost of product revenue	$19.8	$28.1
Cost of contract and other revenue (GAAP)	$1.1	$1.6
Non-GAAP total operating expenses	$51.0	$55.8
Non-GAAP interest and other income (expense), net	$3.6	$(0.7)
Diluted share count (GAAP)	110	111
____________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $122.2 million. The Company also had licensing billings of $66.2 million, product revenue of $53.7 million, and contract and other revenue of $16.1 million. The Company had total GAAP cost of revenue of $24.1 million and operating expenses of $63.0 million. The Company also had total non-GAAP operating expenses of $71.9 million (including non-GAAP cost of revenue). The Company had GAAP diluted net income per share of $0.53. The Company’s basic share count was 108 million shares and its diluted share count was 110 million shares.

Cash, cash equivalents, and marketable securities as of December 31, 2023 were $425.8 million, an increase of $50.3 million as compared to September 30, 2023, mainly due to cash provided by operating activities of approximately $54.8 million. Cash provided by operating activities for the year ended December 31, 2023 was $195.8 million.

2024 First Quarter Outlook

The Company will discuss its full revenue guidance for the first quarter of 2024 during its upcoming conference call. The following table sets forth first quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$59 - $65	$59 - $65
Product revenue	$47 - $53	$47 - $53
Contract and other revenue	$17 - $23	$17 - $23
Total operating costs and expenses	$89 - $85	$75 - $71
Interest and other income (expense), net	$3	$3
Diluted share count	110	110
____________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the first quarter of 2024, the Company expects licensing billings to be between $59 million and $65 million. The Company also expects royalty revenue to be between $43 million and $49 million, product revenue to be between $47 million and $53 million and contract and other revenue to be between $17 million and $23 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $89 million and $85 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $75 million and $71 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($3 million), tax rate of 22% and diluted share count of 110 million, and exclude stock-based compensation expense ($11 million), amortization expense ($3 million), and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($0 million).

Conference Call

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be webcast and can be accessed via Rambus’ website at investor.rambus.com. A replay will be available following the call on the Rambus Investor Relations website or for the next week at the following numbers: (866) 813-9403 (domestic) or
(+1) 929-458-6194 (international) with ID# 272129.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition/divestiture-related costs and retention bonus expense, amortization of acquired intangible assets, restructuring and other charges (benefits), (gain) loss on divestiture, expense on abandoned operating leases, change in fair value of earn-out liability, gain on sale of non-marketable equity security, non-cash interest expense on convertible notes, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition/divestiture-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions, divestitures and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and divestitures and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring and other charges (benefits). These charges (benefits) may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

(Gain) loss on divestiture. Reflects the (gain) loss on the sale of the Company's PHY IP business. The Company excludes these charges (benefits) because such charges (benefits) are not directly related to ongoing business results and do not reflect expected future operating expenses (benefits).

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Gain on sale of non-marketable equity security. The Company has excluded gain on sale of non-marketable equity security as this is not a reflection of the Company’s ongoing operations.

Non-cash interest expense on convertible notes. The Company incurred non-cash interest expense related to its convertible notes through the first quarter of 2023, at which point the remaining convertible notes matured. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2023 and 2022, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory solutions that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the first quarter of 2024 and related drivers, and the Company’s ability to effectively manage supply chain and other market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$94,767	$125,334
Marketable securities	331,077	187,892
Accounts receivable	82,925	55,368
Unbilled receivables	50,872	125,698
Inventories	36,154	20,900
Prepaids and other current assets	34,850	12,022
Total current assets	630,645	527,214
Intangible assets, net	28,769	50,880
Goodwill	286,812	292,040
Property, plant and equipment, net	67,808	86,255
Operating lease right-of-use assets	21,497	24,143
Unbilled receivables	4,423	25,222
Deferred tax assets	130,268	3,031
Income tax receivable	84,298	1,064
Other assets	1,613	2,745
Total assets	$1,256,133	$1,012,594

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,074	$24,815
Accrued salaries and benefits	17,504	20,502
Convertible notes	—	10,378
Deferred revenue	17,393	23,861
Income taxes payable	5,099	18,137
Operating lease liabilities	4,453	5,024
Other current liabilities	26,598	23,992
Total current liabilities	89,121	126,709
Long-term operating lease liabilities	26,255	29,079
Long-term income taxes payable	76,853	5,892
Deferred tax liabilities	4,462	24,964
Other long-term liabilities	21,341	46,653
Total liabilities	218,032	233,297
Total stockholders’ equity	1,038,101	779,297
Total liabilities and stockholders’ equity	$1,256,133	$1,012,594

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
Revenue:
Product revenue	$53,698	$67,178	$224,632	$227,068
Royalties	52,412	31,436	150,110	139,816
Contract and other revenue	16,115	23,753	86,375	87,909
Total revenue	122,225	122,367	461,117	454,793
Cost of revenue:
Cost of product revenue	19,941	28,209	84,495	88,976
Cost of contract and other revenue	1,123	1,615	5,403	4,668
Amortization of acquired intangible assets	3,052	3,560	13,524	13,935
Total cost of revenue	24,116	33,384	103,422	107,579
Gross profit	98,109	88,983	357,695	347,214
Operating expenses:
Research and development	35,985	40,121	156,827	158,769
Sales, general and administrative	25,665	27,309	108,149	106,718
Amortization of acquired intangible assets	195	415	1,217	1,674
Restructuring and other charges (benefits)	(26)	—	9,368	—
(Gain) loss on divestiture	59	—	(90,784)	—
Impairment of assets	—	—	10,045	—
Change in fair value of earn-out liability	1,100	5,000	9,234	3,111
Total operating expenses	62,978	72,845	204,056	270,272
Operating income	35,131	16,138	153,639	76,942
Interest income and other income (expense), net	4,215	835	11,327	7,771
Gain on fair value of equity security	—	—	—	3,547
Loss on extinguishment of debt	—	—	—	(83,626)
Loss on fair value adjustment of derivatives, net	—	—	(240)	(10,585)
Gain on sale of non-marketable equity security	23,924	—	23,924	—
Interest expense	(377)	(484)	(1,490)	(1,874)
Interest and other income (expense), net	27,762	351	33,521	(84,767)
Income (loss) before income taxes	62,893	16,489	187,160	(7,825)
Provision for (benefit from) income taxes	4,348	540	(146,744)	6,485
Net income (loss)	$58,545	$15,949	$333,904	$(14,310)
Net income (loss) per share:
Basic	$0.54	$0.15	$3.09	$(0.13)
Diluted	$0.53	$0.14	$3.01	$(0.13)
Weighted average shares used in per share calculation:
Basic	107,703	107,603	108,183	109,472
Diluted	110,065	110,820	110,889	109,472

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended
	December 31,
(In thousands)	2023	2022
Cost of product revenue	$19,941	$28,209
Adjustment:
Stock-based compensation expense	(145)	(144)
Non-GAAP cost of product revenue	$19,796	$28,065

Total operating expenses	$62,978	$72,845
Adjustments:
Stock-based compensation expense	(10,389)	(10,122)
Acquisition/divestiture-related costs and retention bonus expense	(285)	(1,028)
Amortization of acquired intangible assets	(195)	(415)
Restructuring and other benefits	26	—
Loss on divestiture	(59)	—
Expense on abandoned operating leases	(3)	(521)
Change in fair value of earn-out liability	(1,100)	(5,000)
Non-GAAP total operating expenses	$50,973	$55,759

Interest and other income (expense), net	$27,762	$351
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(246)	(1,029)
Gain on sale of non-marketable equity security	(23,924)	—
Non-cash interest expense on convertible notes	—	10
Non-GAAP interest and other income (expense), net	$3,592	$(668)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2024 First Quarter Outlook	Three Months Ended March 31, 2024
(In millions)	Low	High
Forward-looking operating costs and expenses	$89.1	$85.1
Adjustments:
Stock-based compensation expense	(11.0)	(11.0)
Amortization of acquired intangible assets	(3.1)	(3.1)
Forward-looking Non-GAAP operating costs and expenses	$75.0	$71.0

Forward-looking interest and other income (expense), net	$3.2	$3.2
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(0.2)	(0.2)
Forward-looking Non-GAAP interest and other income (expense), net	$3.0	$3.0